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                                   EXHIBIT 5

          OPINION OF BARLEY, SNYDER, SENFT & COHEN, LLC RE:  LEGALITY

Paul G. Mattaini
Direct Dial Number: (717) 399-1519
E-mail: pmattaini@barley.com

                                                       June 1, 1999

Fulton Financial Corporation
One Penn Square
P.O. Box 4887
Lancaster, PA 17604

     Re:  Employee Stock Purchase Plan
          ----------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation ("FFC") in connection with the registration under the Securities Act of 1933, as amended, of an additional 550,000 shares of the $2.50 par value common stock of FFC (the "FFC Common Stock"), to be issued pursuant to the Fulton Financial Corporation Employee Stock Purchase Plan (the "Plan").

     This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law
(1992). As a consequence, this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the laws of the Commonwealth of Pennsylvania.

     Based upon and subject to the foregoing, and subject to the condition that the terms of the Plan will be strictly complied with, we are of the opinion that the shares of the FFC Common Stock to be issued in connection with the Plan have been duly authorized and, when issued, will be legally issued, fully paid and nonassessable.

                                             Very truly yours,

                                             BARLEY, SNYDER, SENFT & COHEN, LLC


                                             By: /s/ Paul G. Mattaini
                                                --------------------------
                                                 Paul G. Mattaini, Esquire